Exhibit 3.1b


                              ARTICLES OF AMENDMENT
                                       TO
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                PSS MEDICAL, INC.


1.   The name of the corporation is PSS MEDICAL, INC.

2. Article I of the Amended and Restated Articles of Incorporation, as amended, of PSS MEDICAL, INC., a Florida corporation, is hereby amended in its entirety to read as follows:

                                ARTICLE I - NAME

     "The name of this corporation is PSS WORLD MEDICAL, INC."

3. The foregoing amendment did not require shareholder approval. The foregoing amendment was duly approved and adopted by the Board of Directors of the corporation on November 7, 2001.

4. The foregoing amendment shall become effective upon filing with the Secretary of State of the state of Florida.

         IN WITNESS WHEREOF, the undersigned Director of the corporation has executed these Articles of Amendment this 7th day of November, 2001.

                          PSS MEDICAL, INC.



                          By:     /s/ David A. Smith
                                  ---------------------
                          Print:   David A. Smith

                          Its:     Director